Exhibit 10.1

September 23, 2010

Mr. Louis J. Nicastro

c/o WMS Industries, Inc.

800 South Northpoint Boulevard

Waukegan, IL 60085

Dear Lou:

Reference is made to the letter agreement dated May 5, 2008 between you and WMS (the “Advisory Agreement”) pursuant to which you are providing business advisory services to WMS through June 30, 2011. WMS desires to extend the period pursuant to which you will provide such services under the Advisory Agreement, and you have indicated your willingness to do so. Accordingly, you and WMS agree as follows:

1.	The period during which you will provide services to WMS under the Advisory Agreement is hereby extended to June 30, 2012 (the “Expiration Date”) and shall be deemed automatically further extended from time to time for additional one year periods ended June 30 (the “Extended Expiration Date”), unless either you notify WMS or WMS notifies you in writing not less than 90 days prior to the Expiration Date or any Extended Expiration Date whichever is applicable that the party providing the notice elects to terminate your advisory services.

2.	The date of June 30, 2012 set forth in paragraph 7 of the Advisory Agreement relating to your contractual non-compete period is hereby changed to June 30,

2013, and such date shall be automatically changed from time to time as necessary so that your non-compete period will continue in effect for a period of one year after the expiration of your service period under the Advisory Agreement as the same may be extended from time to time.

3.	At such time as you leave the WMS Board for any reason, you will become a Director Emeritus and receive the benefits provided for under the WMS Directors Emeritus Program as described on page 18 of WMS’ October 27, 2009 proxy statement, as that program may be amended from time to time.

4.	In all other respects the Advisory Agreement remains in full force and effect.

Please indicate your agreement to the term of this letter by signing in the place provided below. The effective date of this letter agreement will be the date on which it is fully executed.

Very truly yours,

WMS INDUSTRIES INC.

By:	/s/ Brian R. Gamache
Brian R. Gamache
Chief Executive Officer

Accepted and Agreed to this 24th day of September, 2010:

/s/ Louis J. Nicastro
Louis J. Nicastro